Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Bio-Path Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)			$15,000,000		0.0001102	$1,653
Fees to Be Paid	Equity	Common Warrants	457(g)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, underlying Common Warrants	457(o)			$15,000,000	(3)	0.0001102	$1,653
Fees to Be Paid	Equity	Pre-Funded Warrants (4)	457(g)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, underlying Pre-Funded Warrants (4)	457(g)
	Total Offering Amounts					$30,000,000			$3,306
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fees Due								$3,306

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(4)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $15,000,000.